EXHIBIT 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”) to AGREEMENT AND PLAN OF MERGER, is entered into as of April 14, 2014 by and among FOHG HOLDINGS, LLC, a Delaware limited liability company (“Parent”), FOHG ACQUISITION CORP., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and FREDERICK’S OF HOLLYWOOD GROUP INC., a New York corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (defined below).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of December 18, 2013 (the “Merger Agreement”), providing for the Merger of Merger Sub with and into the Company; and

WHEREAS, in accordance with Section 7.04 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, the Parties hereto hereby agree as follows:

1. Section 8.11 of the Merger Agreement is hereby amended by replacing the definition of “Termination Date” in its entirety with the following:

““Termination Date” means June 15, 2014.”

2. Except as specifically provided in this Amendment, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment, the Merger Agreement (together with the Exhibits thereto and the Company Disclosure Letter) and the Ancillary Agreements to which the Company is a party constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FOHG HOLDINGS, LLC

By:	/s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Manager

FOHG ACQUISITION CORP.

By:	/s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Chief Executive Officer

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch
Name: Thomas J. Lynch
Title: Chief Executive Officer

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